Exhibit 99.1

Ascent Solar Announces Intent to Voluntarily Withdraw Dual Listing from Boston Stock Exchange

LITTLETON, Colo. Ascent Solar Technologies, Inc. (NASDAQ:ASTI; BSX:ASTI), today announced its intent to voluntarily withdraw the listing of its common stock (Nasdaq: ASTI; BSE: ASTI) and Class B warrants (Nasdaq: ASTIZ; BSE: ASTIZ) from the Boston Stock Exchange.  Ascent Solar’s common stock and warrants will continue to be listed on the NASDAQ Capital Market.

Ascent Solar has elected to withdraw its listing from the Boston Stock Exchange to eliminate duplicative administrative requirements and associated costs inherent with dual listings. The withdrawal is expected to be effective by mid-September 2007.

Matthew Foster, President and Chief Executive Officer of Ascent Solar, stated, “Although we have appreciated the opportunity to be dual-listed on the Boston Stock Exchange, we believe it prudent to eliminate duplication of costs and resources wherever possible.”

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic materials and modules and is located in Littleton, Colorado. Please visit our website for additional information at www.ascentsolar.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

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